The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA



March 22, 2006



SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control


RE:	American Depositary Shares
evidenced by the American
Depositary Receipts for
Ordinary Shares, par value
USD0.0001 each of
Netease.Com, Inc (File No.
333115868)


Ladies and Gentlemen:

Pursuant to Rule 424(b) (3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts
(ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the number of American Depositary
Shares represented by ordinary shares (the
Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b) (3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate for Netease.Com, Inc.

The Prospectus has been revised to reflect the new Ratio, and has been overstamped with:

Effective March 27, 2006, the ratio on the American Depositary Share (ADS) evidenced by American Depositary Receipt (ADR) will be changed from one (1) ADS representing one hundred (100) Deposited Shares to one (1)
ADS representing twenty five (25) Deposited
Shares.

Attached to this letter is a copy of a letter from Netease.Com, Inc to The Bank of New York requesting that the Ratio be changed.

Please contact me with any questions or
comments at (212) 8158223.


By:	s SAMMY PEERMAL
Name:	Sammy Peermal
Title:	Vice President

Encl.


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